Mortgage Loan Purchase Agreement
                        --------------------------------

          Mortgage Loan Purchase Agreement (the "AGREEMENT"), dated as of May 28, 2003 between Washington Mutual Mortgage Securities Corp. (the "SELLER") and ABN AMRO Mortgage Corporation (the "PURCHASER").

          Subject to the terms and conditions of this Agreement, the Seller agrees to sell and the Purchaser agrees to purchase certain mortgage loans (the "MORTGAGE LOANS") as described herein and as identified on the Mortgage Loan Schedule defined in SECTION 2 hereof. The Mortgage Loans will be purchased on a servicing retained basis.

          Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

SECTION 1. PURCHASE AND SALE OF THE MORTGAGE LOANS.

     (a) Pursuant to the terms hereof and upon satisfaction of the conditions set forth herein, the Seller agrees to sell and the Purchaser agrees to purchase, Mortgage Loans having the general characteristics set forth in this Agreement and specifically identified on the Mortgage Loan Schedule, for the Purchase Price set forth below in SECTION 3(A) hereof and having an aggregate principal balance on and as of the May 1, 2003 (the "CUT-OFF DATE") of approximately $500,669,016 after deduction of principal payments due on or before the Cut-Off Date (which amount may vary plus or minus 5% thereof), or such other aggregate principal balance as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the Closing Date (as defined below).

     (b) Subject to mutual agreement between the Purchaser and the Seller, the closing for the purchase and sale of the Mortgage Loans shall take place on May 28, 2003 (the "CLOSING DATE") at the office of Purchaser's counsel in New York, New York or such other place as the parties shall agree.

SECTION 2. MORTGAGE LOAN SCHEDULE.

     Attached to this Agreement as Schedule 1 is a listing of the Mortgage Loans evidenced by promissory notes, mortgage notes or other evidence of indebtedness (the "MORTGAGE NOTES") evidencing the indebtedness of one or more obligors (each a "MORTGAGOR") and the related mortgages, deeds of trust or other instruments securing a Mortgage Loan (the "MORTGAGES") to be purchased by and delivered to the Purchaser on the Closing Date (as such may be amended prior to the Closing Date by mutual agreement of the parties) (the "MORTGAGE LOAN SCHEDULE"). The "Mortgage Loan Schedule" as of the Closing Date shall refer to the Mortgage Loan Schedule as delivered on the Cut-Off Date related to such Mortgage Loans to be purchased by or on behalf of the Purchaser pursuant




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to the terms of this Agreement. The Mortgage Loan Schedule shall contain as to each Mortgage Loan listed thereon, at a minimum, the Mortgage Loan information indicated on SCHEDULE 2 hereto.

SECTION 3. PURCHASE PRICE.

     (a) In exchange for the Mortgage Loans, on the Closing Date, the Purchaser shall transfer to the Seller by wire transfer in immediately available funds the purchase price (the "Purchase Price") which is equal to * % multiplied by the principal balance thereof as of the Cut-Off Date plus any accrued and unpaid interest thereon from the Cut-Off Date to the Closing Date.

* Provided upon request by ABN AMRO Mortgage Corporation.

     (b) The Purchaser shall be entitled to all scheduled payments of principal and interest due with respect to the Mortgage Loans after the Cut-Off Date, and all other recoveries of principal and interest collected after the Cut-Off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-Off Date). The Seller shall be entitled to all scheduled payments of principal and interest due with respect to the Mortgage Loans on or before the Cut-Off Date, and all other recoveries of principal and interest collected on or before the Cut-Off Date (other than in respect of principal and interest on the Mortgage Loans due after the Cut-Off Date). The principal balance of each Mortgage Loan as of the Cut-Off Date is determined after deduction of payments of principal due on or before the Cut-Off Date whether or not collected. Therefore, payments of scheduled principal and interest prepaid for a date due following the Cut-Off Date shall not be deducted from the principal balance as of the Cut-Off Date but such prepaid amounts shall belong to and be promptly remitted to the Purchaser.

SECTION 4. EXAMINATION OF MORTGAGE FILES.

     Prior to the Closing Date, the Seller will have made files for each Mortgage Loan, that consist at least of the documents listed on SCHEDULE 3 attached hereto (with respect to each Mortgage Loan, a "Mortgage File", and collectively, the "MORTGAGE FILES"), available to the Purchaser or its agents, for examination at the Seller's offices or such other location as shall otherwise be agreed upon by the Purchaser and the Seller. The Purchaser may purchase all or part of the Mortgage Loans with or without conducting any partial or complete examination. The fact that the Purchaser or its agents have conducted or have failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's rights under this Agreement, including, but not limited to, the rights to demand repurchase, substitution or other relief as provided in this Agreement.

SECTION 5. TRANSFER OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES.

     (a) On the Closing Date, subject to the satisfaction of the terms and conditions hereof, the Seller shall sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all right, title and interest of the Seller in and to the Mortgage Loans (excluding the servicing rights related thereto) and all proceeds thereof,


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wherever located, including without limitation, all amounts in respect of principal and interest received or receivable with respect to Mortgage Loan payments due after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), together with the proceeds of any related mortgage insurance policies. Such transfer shall be made directly to the Purchaser in accordance with the letter delivered to the Seller by the Purchaser attached hereto as EXHIBIT A (the "INSTRUCTION LETTER"). The Seller's records will accurately reflect the sale of each Mortgage Loan to the Purchaser.

     (b) The ownership of each Mortgage Loan (excluding the related servicing rights) and the related Mortgage Note, the Mortgage and the contents of the related Mortgage File shall be, upon satisfaction of SUBSECTION 3(A) hereof, vested in the Purchaser and the ownership of all records and documents with respect to such Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be retained and maintained by the Seller at the will and for the benefit of the Purchaser in a custodial capacity only. The Seller shall deliver to the Purchaser or its agent in accordance with the instructions set forth in EXHIBIT A, simultaneously with the execution and delivery of this Agreement or prior to the Closing Date, all of the documents pertaining to each Mortgage Loan.

     (c) The transfer of the Mortgage Loans as described herein shall be absolute and is intended by the parties to be a sale. In the event that a court deems the conveyance set forth herein not to constitute a sale, the Seller shall have granted to the Purchaser and the Trustee (as defined in the Pooling and Servicing Agreement, dated as of May 1, 2003 (the "POOLING AND SERVICING AGREEMENT"), among the Purchaser, as depositor, Washington Mutual Mortgage Securities Corp., as a servicer, ABN AMRO Mortgage Group, Inc., as a servicer and JPMorgan Chase Bank, as trustee) a first priority security interest in the Mortgage Loans and in the proceeds thereof of any kind or nature whatsoever, and in the proceeds of any related insurance policies, subject to the satisfaction or waiver of the conditions set forth in SECTION 11 hereof, and shall take, or shall cause to have been taken, all steps necessary prior to the Closing Date to perfect such security interest in the Purchaser.

SECTION 6. BOOKS AND RECORDS.

     On the Closing Date, following the sale of the Mortgage Loans to the Purchaser, title to each Mortgage and the related Mortgage Note shall be transferred to the Purchaser or its assignee in accordance with this Agreement. All rights arising out of the Mortgage Loans after the Cut-Off Date including, but not limited to, any and all funds received on or in connection with a Mortgage Loan and due after the Cut-Off Date shall be received and held by the Seller in a custodial capacity for the benefit of the Purchaser or its assignee as the owner of the Mortgage Loans in accordance herewith and shall be delivered or caused to be delivered by the Seller to the Purchaser or its assignee on or immediately following the Closing Date. Any funds received by the Seller, the Purchaser or the Servicer (as defined in the Pooling and Servicing Agreement) after the Cut-Off Date but due prior


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to the Cut-Off Date shall remain the property of the Seller and shall be promptly remitted to the Seller.

SECTION 7. FURTHER ACTIONS; FINANCING STATEMENTS.

     (a) In furtherance of the provisions of SECTION 5(C) hereof, the Seller agrees to take or cause to be taken such further actions to execute, deliver and file or cause to be executed, delivered and filed, such further documents and instruments (including, without limitation, any UCC financing statements) as may be necessary, or as the Purchaser may reasonably request, in order to perfect and maintain the security interest created pursuant to said section and to otherwise fully effectuate the purposes, terms and conditions of this Agreement, and the Purchaser shall cooperate in any such action.

     (b) The Seller shall: (i) promptly execute, deliver, and file any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such security interest as may be necessary to enable the Purchaser to perfect or to maintain the perfection of such security interest, each in form and substance satisfactory to the Purchaser; and the Seller hereby grants to the Purchaser, subject to the satisfaction or waiver of the conditions set forth in SECTION 11 hereof, the right, at the Purchaser's option, to file any or all such financing statements, amendments, continuation statements, assignments, certificates and other documents pursuant to the UCC and otherwise without its signature and hereby irrevocably appoints the Purchaser, subject to the satisfaction or waiver of the conditions set forth in
SECTION 11 hereof, as its attorney-in-fact to execute, deliver and file any such financing statements, amendments, continuation statements, assignments, certificates and other documents in the Seller's name and to perform all other acts which the Purchaser deems appropriate to perfect or to maintain the perfection of the security interest; and (ii) notify the Purchaser within five
(5) days after the occurrence of any of the following: (A) any change in the Seller's corporate name or any trade name; (B) any change in the Seller's location of its chief executive office or principal place of business; and (C) any merger or consolidation or other change in Seller's identity or material change in its corporate structure.

SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF SELLER.

     The Seller hereby represents and warrants to the Purchaser as of the Closing Date (or such other date as is specified in the related representation or warranty) as follows:

     (a) The Seller has been duly created and is validly existing as a corporation under the laws of the State of Delaware;

     (b) The execution and delivery of this Agreement by the Seller and its performance of and compliance with the terms of this Agreement will not violate the Seller's charter or by-laws or will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or


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instrument to which the Seller is a party or by which the Seller or to which any of the property or assets of the Seller is subject;

     (c) This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, regardless of whether such enforcement is considered in a proceeding in equity or at law;

     (d) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or might have consequences that would affect its performance hereunder;

     (e) No litigation is pending or, to the best of the Seller's knowledge, threatened against the Seller which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

     (f) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in the State of Michigan;

     (g) With respect to each Mortgage Loan:

          (i) that the information set forth in the Mortgage Loan Schedule appearing as an exhibit to this Agreement is true and correct in all material respects at the date or dates respecting which such information is furnished as specified therein;

          (ii) the Seller is the sole owner and holder of each Mortgage Loan free and clear of all liens, pledges, charges or security interests of any nature and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same and, upon the Seller's receipt of the Purchase Price, the Purchaser shall own and hold such Mortgage Loan free and clear of all liens, pledges, charges or security interests of any nature;

          (iii) no payment of principal of or interest on or in respect of any Mortgage Loan is 30 days or more past due from the Due Date of such payment;


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          (iv) to the best of the Seller's knowledge, as of the date of the transfer of the Mortgage Loans to the Purchaser, there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage;

          (v) there is no proceeding pending, or to the best of the Seller's knowledge, threatened for the total or partial condemnation of any of the real property, together with any improvements thereto, securing the indebtedness of the Mortgagor under the related Mortgage Loan (the "Mortgaged Property") and the Mortgaged Property is free of material damage and is in good repair and neither the Mortgaged Property nor any improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

          (vi) that each Mortgage Loan complies with all applicable state or federal laws, regulations and other requirements, including, but not limited to, usury, equal credit opportunity, truth-in-lending and disclosure laws, and each Mortgage Loan was not usurious at the time of origination;

          (vii) to the best of the Seller's knowledge, all insurance premiums, water, sewer and municipal charges, leasehold payments and ground rents previously due and owing with respect to each Mortgaged Property have been paid and all taxes and governmental assessments previously due and owing, and which may become a lien against the Mortgaged Property, with respect to the Mortgaged Property have been paid;

          (viii) that each Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage; and each Mortgage Note and Mortgage have been duly and properly executed by the Mortgagor;

          (ix) that each Mortgage is a valid and enforceable perfected first lien on the property securing the related Mortgage Note, and that each Mortgage Loan is covered by an ALTA mortgagee title insurance policy or other form of policy or insurance acceptable to FNMA or FHLMC, issued by, and is a valid and binding obligation of, a title insurer acceptable to FNMA or FHLMC insuring the originator, its successor and assigns, as to the lien of the Mortgage in the original principal amount of the Mortgage Loan subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan


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     and (c) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage;

          (x) neither the Seller nor any prior holder of any Mortgage or Mortgage Note has, except as the Mortgage File may reflect, impaired, waived, altered or modified the Mortgage or Mortgage Note in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser and which has been delivered to the Purchaser. The substance of any such waiver, alteration or modification has been approved by the issuer of any primary mortgage insurance policy covering the Mortgage Loan and title insurer, to the extent required by the policies, and its terms are reflected in the Mortgage Loan Schedule. No Mortgage has been satisfied, cancelled or subordinated in whole or in part; No Mortgaged Property has been released in whole or in part from the lien of the Mortgage; No instrument of release, cancellation, modification or satisfaction has been executed with respect to the Mortgage Loan;

          (xi) that each Mortgaged Property consists of a fee simple estate or condominium form of ownership in real property;

          (xii) the condominium projects that include the condominiums that are the subject of any condominium loan are acceptable to FNMA or FHLMC;

          (xiii) no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan; and except for payment delinquencies not in excess of 30 days, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and, to the best of the Seller's knowledge, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Seller has not waived any default, breach, violation or event of acceleration;

          (xiv) that each Mortgage Loan was originated on FNMA or FHLMC uniform instruments for the state in which the Mortgaged Property is located;

          (xv) that based upon a representation by each Mortgagor at the time of origination or assumption of the applicable Mortgage Loan, approximately 95.63% of the Mortgage Loans measured by principal balance were to be secured by owner-occupied residences and approximately 4.37% of the Mortgage Loans measured by principal balance were secured by owner-occupied second home residences;

          (xvi) that an appraisal of each Mortgaged Property was conducted at the time of origination of the related Mortgage Loan, and that each such appraisal was conducted in accordance with FNMA or FHLMC criteria, on FNMA or FHLMC forms and comparables on at least three properties were obtained;


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          (xvii) that no Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 95.00%;

          (xviii) the Mortgage Loans were not selected in a manner to adversely affect the interests of the Purchaser and the Seller knows of no conditions which reasonably would cause it to expect any Mortgage Loan to become delinquent or otherwise lose value;

          (xix) each Mortgage Loan was either (A) originated directly by or closed in the name of either: (i) a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority or (ii) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or (B) originated or underwritten by an entity employing underwriting standards consistent with the underwriting standards of an institution as described in subclause (A)(i) or (A)(ii) above;

          (xx) each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G of the Internal Revenue Code of 1986, without regard to ss.
     1.860 G-2(f) of the REMIC provisions or any similar rule;

          (xxi) that no Mortgage Loan permits negative amortization or the deferral of accrued interest;

          (xxii) pursuant to the terms of the applicable Mortgage, all buildings or other improvements upon each Mortgaged Property are insured by an insurer acceptable to FNMA or FHLMC against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of FNMA or FHLMC. If upon origination of any Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA or FHLMC. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. Each Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagors have been given an opportunity to choose the carrier of the required hazard insurance policy, provided the policy is not a "master" or "blanket" hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated


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     by this Agreement. Seller has not engaged in, and has no knowledge of the
     Mortgagor's or any subservicer s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller. All flood insurance and hazard insurance premiums have been paid when due;

          (xxiii) each Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off -site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing each Mortgage Loan and the recording of the related Mortgage were paid, and the applicable Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

          (xxiv) with respect to each Mortgage Loan with a Loan-to-Value Ratio greater than 80%, the excess of the principal balance of such Mortgage Loan to the percentage of the appraised value thereof specified by FNMA is and will be insured as to payment defaults by a primary mortgage insurance policy issued by an insurer, and in a form, acceptable to FNMA or FHLMC. All provisions of such primary mortgage insurance policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a primary mortgage insurance policy obligates the Mortgagor thereunder to maintain the primary mortgage insurance policy and to pay all premiums and charges in connection therewith. The mortgage interest rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium;

          (xxv) to the best of the Seller's knowledge each Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation;

          (xxvi) all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

          (xxvii) each Mortgage Loan has been properly serviced in accordance with all applicable federal, state and local laws, the terms of the Mortgage, Mortgage Note and related Mortgage Loan documents and all applicable guidelines to any prior mortgagee. With respect to escrow deposits and escrow payments, all such payments are in the possession of


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     the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in accordance with law, and by Servicer's best estimate in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or escrow payments or other charges or payments due the Seller have been capitalized under any Mortgage or any Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

          (xxviii) the Mortgage Loan will have a transferable life-of-loan tax service contract with First American Real Estate Tax Service or another tax service, provided that such tax service is acceptable to the Purchaser;

          (xxix) Each Mortgage Note and Assignment of Mortgage has been, or will be, delivered to the Purchaser or its custodian for each Mortgage Loan;

          (xxx) the Mortgage Loan was underwritten in accordance with the Seller's underwriting standards in effect at the time the Mortgage Loan was originated; and

          (xxxi) no fraud occurred on the part of the Seller, the Mortgagor or, to the best of the Seller's knowledge, any third party in connection with the origination of the Mortgage Loan.

     It is understood and agreed that the representations and warranties set forth in this SECTION 8 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note (or lost note affidavit and indemnity) or assignment of Mortgage or the examination of any Mortgage File.

     Upon discovery by either the Seller, the Purchaser or its designees of a breach of any of the foregoing representations or warranties of the Seller which materially and adversely affects (1) the value of any of the Mortgage Loans actually delivered or (2) the interests of the Purchaser therein, the party discovering such breach shall give prompt written notice to the other. Within 90 (ninety) days of its discovery or its receipt of notice of any such breach of a representation or warranty, the Seller shall, with respect to the Mortgage Loan(s) to which such breach relates, either (i) cure such breach in all material respects (except for a breach of that portion of the representation and warranty relating to any casualty from the presence of hazardous waste or hazardous substances), (ii) repurchase such Mortgage Loan or Mortgage Loans (or any property acquired in respect thereof) from the Purchaser at a purchase price in an amount equal to par plus accrued interest up to the date of repurchase or
(iii) within the 90 (ninety)-day period following the Closing Date substitute another mortgage loan for such Mortgage Loan. Such substitute mortgage loan shall on the date of substitution, (a) have a principal balance not in excess of the principal balance of the defective Mortgage Loan, (b) be accruing interest at a rate of interest at least equal to that of the defective Mortgage Loan, (c) have a remaining term to stated maturity not greater than, and not more than two


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years less than, that of the Mortgage Loan so substituted, (d) have an original loan-to-value ratio not higher than that of the Mortgage Loan so substituted and a current loan-to-value ratio not higher than that of the Mortgage Loan so substituted, and (e) comply with all the representations and warranties relating to Mortgage Loans set forth herein, as of the date of substitution (such mortgage loan being referred to herein as a "QUALIFYING SUBSTITUTE MORTGAGE LOAN"). It is understood and agreed that the obligations of the Seller set forth in this SECTION 8 to cure, substitute for or repurchase a defective Mortgage Loan constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

     The Purchaser, upon receipt by it of the full amount of the purchase price in an amount equal to par plus accrued interest up to the date of repurchase for a Mortgage Loan that is repurchased, or upon receipt of the Mortgage File for a Qualifying Substitute Mortgage Loan for a Mortgage Loan that is substituted or repurchased, shall release or cause to be released and reassign to the Seller the related Mortgage File for the Mortgage Loan that is substituted and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation, or warranty, as shall be necessary to vest in the Seller or its designee or assignee title to any such substituted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the Seller at its expense and shall be reasonably acceptable to the Purchaser, and the Purchaser shall have no further responsibility with respect to the Mortgage File relating to such Mortgage Loan that is substituted.

     Any cause of action against the Seller or relating to or arising out of the breach of any representations and warranties made in this SECTION 8 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach, repurchase such Mortgage Loan or substitute a Qualifying Substitute Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for all amounts payable in respect of such Mortgage Loan.

SECTION 9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF PURCHASER.

     The Purchaser hereby represents and warrants to the Seller, as of the date hereof (or such other date as is specified in the related representation or warranty) as follows:

     (a) The Purchaser is a corporation duly formed and validly existing under the laws of the State of Delaware;

     (b) The execution and delivery of this Agreement by the Purchaser and its performance of and compliance with the terms of this Agreement will not violate the Purchaser's corporate charter or by-laws or will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Purchaser is a party or by which the Purchaser or to which any property or assets of the Purchaser is subject;

     (c) The Purchaser has all requisite corporate power, authority and capacity to enter into this Agreement and to perform the obligations required of it hereunder. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, regardless of whether such enforcement is considered in a proceeding in equity or at law. No consent, approval, authorization or order of or registration with, or notice to, any governmental authority or court is required, under state or federal law prior to the execution, delivery, performance of or compliance by the Purchaser with this Agreement or the consummation by the Purchaser with any other transaction contemplated hereby;

     (d) The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which the Purchaser default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would affect its performance hereunder; and

     (e) No litigation is pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

SECTION 10. PURCHASER'S CONDITIONS TO CLOSING.

     The obligations of the Purchaser under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

     (a) The obligations of the Seller required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the date hereof and as of the Closing Date, and no event shall have occurred which, with notice or the passage of time, or both, would constitute a default under this Agreement, and the Purchaser shall have received a certificate to that effect signed by an Authorized Officer (as defined below) of the Seller.

     (b) The Purchaser or the Purchaser's document custodian shall have received, or the Purchaser's attorney shall have received in escrow, all of the following closing documents, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser, as required pursuant to the respective terms thereof:

          (i) An assignment or assignments of the Mortgage Loans to the Purchaser substantially in the form attached hereto as EXHIBIT B with such changes as are required to adapt the assignment to the proper form in the jurisdiction where the related Mortgage

     Property is located, and each original Mortgage Note (or lost note affidavit and indemnity), duly endorsed originally or by facsimile, without recourse, to the Purchaser, in each case in accordance with the instructions set forth in EXHIBIT A attached hereto, which assignment or assignments and Mortgage Note (or lost note affidavit and indemnity) shall be delivered to and held by the Purchaser or its agent on behalf of the Purchaser;

          (ii) The Mortgage Loan Schedule prepared by Purchaser dated as of the related Closing Date and attached hereto;

          (iii) A certificate signed by an officer, which officer may be either a senior vice president, a vice president, an assistant vice president or assistant secretary (an "AUTHORIZED OFFICER"), dated as of the Closing Date, substantially in the form attached hereto as EXHIBIT C, to the parties hereto, and attached thereto copies of the charter and by-laws and a Good Standing Certificate or a memorandum setting forth the verbal assurances from the appropriate regulatory authorities with respect to the Seller will be immediately forthcoming; and

          (iv) An opinion of Seller's counsel in substantially the form attached hereto as EXHIBIT D.

     (c) The Seller will furnish to the Purchaser such other certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its attorney may reasonably request.

SECTION 11. SELLER'S CONDITIONS TO CLOSING.

     The obligations of the Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

     (a) The obligations of the Purchaser required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Purchaser under this Agreement shall be true and correct as of the date hereof and as of the Closing Date, and no event shall have occurred which, with notice or the passage of time, or both, would constitute a default under this Agreement, and the Seller shall have received a certificate to that effect signed by an Authorized Officer of the Purchaser;

     (b) The Seller shall have received, or the Seller's attorney shall have received in escrow, a certificate signed by an Authorized Officer of the Purchaser dated as of the Closing Date, in the form acceptable to the parties hereto, and attached thereto the resolutions of the Purchaser authorizing the transactions contemplated by this Agreement, together with copies of the Articles of Association and by-laws as of a recent date with respect to the Purchaser; and

     (c) The Purchaser will furnish to the Seller such other certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller and its attorney may reasonably request.

SECTION 12. NOTICES.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party. Notices to the Seller shall be directed to Washington Mutual Mortgage Securities Corp., 1201 Third Avenue, WMT 1706, Seattle, Washington 98101, Attention: Legal Department; and notices to the Purchaser shall be directed to ABN AMRO Mortgage Corporation, 135 South LaSalle Street, Suite 925, Chicago, Illinois 60603, Attention: Maria Fregosi - First Vice President - ABN AMRO Mortgage Operations, with a copy to LaSalle Bank Corporation, 135 South LaSalle Street, Chicago, Illinois 60603, Attention: Marlene Ellis - Assistant Counsel; or such other addresses as may hereafter be furnished to the other party by like notice.

SECTION 13. TERMINATION.

     This Agreement may be terminated (a) by the mutual consent of the parties hereto, or (b) by the Purchaser if the conditions to the Purchaser's obligations to closing set forth under SECTION 10 hereof are not fulfilled as and when required to be fulfilled or (c) by the Seller if the Purchaser's obligations under SECTION 11 hereof are not fulfilled as and when required. In the event of a termination pursuant to SECTION 13(B), the Seller agrees that it will pay the out-of-pocket fees and expenses of the Purchaser in connection with the transactions contemplated by this Agreement and in the event of a termination pursuant to SECTION 13(C), the Purchaser agrees that it will pay the out-of-pocket fees and expenses of the Seller in connection with the transactions contemplated by this Agreement.

SECTION 14. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

     All representations, warranties and agreements contained in this Agreement, or in certificates of officers of the Seller and the Purchaser submitted pursuant hereto, shall remain operative and in full force and effect and shall survive transfer and sale of the Mortgage Loans to the Purchaser.

SECTION 15. SEVERABILITY.

     If any provision of this Agreement shall be prohibited or invalid under applicable law, the Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

SECTION 16. COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which shall be an original, but both of which together shall constitute one and the same agreement.

SECTION 17. GOVERNING LAW.

     This Agreement shall be deemed to have been made in the State of New York and shall be interpreted in accordance with the laws of such state without regard to the principles of conflicts of law of such state.

SECTION 18. FURTHER ASSURANCES.

     The Seller and the Purchaser agree to execute and deliver such instruments and take such actions as the other party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

SECTION 19. SUCCESSORS AND ASSIGNS.

     This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Seller and the Purchaser and their permitted successors and assigns. The Seller acknowledges and agrees that the Purchaser may assign its rights under this Agreement. Any person into which the Seller may be merged or consolidated (or any person resulting from any merger or consolidation involving the Seller), or any person succeeding to the business of the Seller shall be considered the "successor" of the Seller hereunder. Except as provided in the two preceding sentences, this Agreement cannot be assigned, pledged or hypothecated by any party hereto without the written consent of the other party to this Agreement. Notwithstanding anything to the contrary in this SECTION 19, the parties hereto agree that the Purchaser has the right to assign its rights and interest in, to and under SECTION 8 hereof.

SECTION 20. AMENDMENTS.

     No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party against whom such waiver or modification is sought to be enforced.

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                    Washington Mutual Mortgage Securities Corp., as Seller


                                    By:     /s/ Thomas Lehmann
                                          ------------------------------------
                                    Name:  Thomas Lehmann
                                    Title: First Vice President






















                                           WAMU MORTGAGE LOAN PURCHASE AGREEMENT

                                    ABN AMRO Mortgage Corporation,
                                    as Purchaser


                                    By:       /s/ Daniel J. Fischer
                                          ------------------------------------
                                    Name:    Daniel J. Fischer
                                    Title:   Vice President


















                                           WAMU MORTGAGE LOAN PURCHASE AGREEMENT

                                   SCHEDULE 1

                             MORTGAGE LOAN SCHEDULE
                             ----------------------
                             (Provided upon request)

                                   SCHEDULE 2

                       MORTGAGE LOAN SCHEDULE INFORMATION
                       ----------------------------------

     Each Mortgage Loan shall be identified by at least the following details, among others, relating to each Mortgage Loan:

     (i)    the loan number of the Mortgage Loan and name of the related
            Mortgagor;

     (ii) the street address of the Mortgaged Property including city, state and zip code;

     (iii)  the mortgage interest rate as of the Cut-Off Date;

     (iv)   the original term and maturity date of the related Mortgage Note;

     (v)    the original principal balance;

     (vi)   the first payment date;

     (vii)  the monthly payment in effect as of the Cut-Off Date;

     (viii) the date of the last paid installment of interest;

     (ix) the unpaid principal balance as of the close of business on the Cut-Off Date;

     (x)    the loan-to-value ratio at origination;

     (xi)   the type of property;

     (xii) whether a primary mortgage insurance policy is in effect as of the Cut-Off Date;

     (xiii) the nature of occupancy at origination;

     (xiv)  the servicing fee;

     (xv)   the county in which the Mortgaged Property is located, if available;
            and

     (xvi)  the closing date.

                                   SCHEDULE 3

                            MORTGAGE FILE INFORMATION
                            -------------------------


     Each Mortgage File shall include at least the following documents, among others, with respect to each Mortgage Loan transferred and assigned from the Seller to the Purchaser, or its agent:

     (i) the original Mortgage Note (or, if the original Mortgage Note has been lost or destroyed, a lost note affidavit and indemnity) bearing all intervening endorsements endorsed, "Pay to the order of JPMorgan Chase Bank for the benefit of the Certificateholders of ABN AMRO Mortgage Corporation Series 2003-6 Attn: Corporate Trust Department, 2 Avenue de Lafayette, Boston, MA 02111-1724, without recourse" and signed in the name of the mortgagee at the request of the Seller by an Authorized Officer showing an unbroken chain of title from the originator thereof to the person endorsing;

     (ii) (a) the original Mortgage with evidence of recording thereon, and if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the recorder's office, with evidence of recording thereon, or certified by a title insurance company or escrow company to be a true copy thereof; PROVIDED, that if such original Mortgage or power of attorney cannot be delivered with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Purchaser (with a copy to the Trustee (as defined in the Pooling and Servicing Agreement)) a true and correct copy of such Mortgage, together with
            (1) in the case of a delay caused by the public recording office, a certificate signed by an Authorized Officer of the Seller stating that such original Mortgage has been dispatched to the appropriate public recording official for recordation or (2) in the case of an original Mortgage that has been lost, a certificate by the appropriate county recording office where such Mortgage is recorded or from a title insurance company or escrow company indicating that such original was lost and the copy of the original mortgage is a true and correct copy;

            (b) the original assignment to "JPMorgan Chase Bank, as Trustee," which assignment shall be in form and substance acceptable for recording, or a copy certified by the Seller as a true and correct copy of the original assignment which has been sent for recordation. Subject to the foregoing, such assignments may, if permitted by law, be by blanket assignments for Mortgage Loans covering Mortgaged Properties situated within the same county. If the assignment is in blanket form, a copy of the assignment shall be included in the related individual Mortgage File;

     (iii) the originals of any and all instruments that modify the terms and conditions of the Mortgage Note, including but not limited to modification, consolidation, extension and assumption agreements including any adjustable rate mortgage (ARM) rider, if any;

     (iv) the originals of all required intervening assignments, if any, with evidence of recording thereon, and if such assignment was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the recorder's office, with evidence of recording thereon, or certified by a title insurance company or escrow company to be a true copy thereof; PROVIDED, that if such original assignment or power of attorney cannot be delivered with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such original assignment has been delivered for recordation or because such original assignment has been lost, the Seller shall deliver or cause to be delivered to the Purchaser (with a copy to the Trustee (as defined in the Pooling and Servicing Agreement)) a true and correct copy of such assignment, together with (a) in the case of a delay caused by the public recording office, a certificate signed by an Authorized Officer of the Seller stating that such original assignment has been dispatched to the appropriate public recording official for recordation or (b) in the case of an original assignment that has been lost, a certificate by the appropriate county recording office where such assignment is recorded or from a title insurance company or escrow company indicating that such original was lost and the copy of the original assignment is a true and correct copy;

     (v) the original mortgagee policy of title insurance (including, if applicable, the endorsement relating to the negative amortization of the Mortgage Loans) or in the event such original title policy is unavailable, any one of an original title binder, an original preliminary title report or an original title commitment or a copy thereof certified by the title company with the original policy of title insurance to follow within 180 days of the Closing Date;

                                    EXHIBIT A
                                    ---------

                               INSTRUCTION LETTER

                          ABN AMRO Mortgage Corporation
                       135 South LaSalle Street, Suite 925
                             Chicago, Illinois 60603


                                                               ________ __, 2003


Washington Mutual Mortgage Securities Corp.
75 North Fairway Drive
Vernon Hills, Illinois 60061

Dear Ladies and Gentlemen:

     Pursuant to the Mortgage Loan Purchase Agreement dated as of May 28, 2003 (the "PURCHASE AGREEMENT") between you and us, we have agreed to purchase from you certain Mortgage Loans. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

     In order to facilitate these transactions, and for the purpose of convenience only, we hereby authorize and direct you to:

Action                                            Due Date

1.   Endorse mortgage notes (or lost note         one week prior to funding
     affidavits and indemnities) to:
     "Pay to the order of
     JPMorgan Chase Bank
     for the benefit of the Certificateholders of ABN AMRO Mortgage Corporation
     Series 2003-6, Attn: Corporate Trust
     Department, 2 Avenue de Lafayette,
     Boston, MA 02111-1724,
     without recourse"





2.   Assign mortgages to be recorded              one week prior to funding
     to JPMorgan Chase Bank
     for the benefit of the Certificateholders of ABN AMRO Mortgage Corporation
     Series 2003-6:

3.   Deliver to the Purchaser or its agent        two business days after
     all Mortgage Loan documents pertaining       funding
     to each loan

4.   Deliver to the Purchaser's servicer all      one week prior to Servicing
     Mortgage Loan servicing documents            transfer date
     pertaining to each loan

5.   Provide lost mortgage note affidavits,       one week prior to funding
     certified copies of all missing mortgages, and certified recorded copies of missing intervening assignments


6.   Mortgage Loan Schedule generated by          one day prior to funding
     Purchaser and agreed to by Seller



                                                  Sincerely,

                                                  ABN AMRO Mortgage Corporation


                                                  By: __________________________
                                                  Name: ________________________
                                                  Title: _______________________

                                    EXHIBIT B
                                    ---------


                               FORM OF ASSIGNMENT


     Washington Mutual Mortgage Securities Corp., a Delaware corporation (the "SELLER"), in exchange for $_______________ in hand paid and other good and valuable consideration, hereby grants, bargains, sells, assigns, transfers, conveys, and sets over to ABN AMRO Mortgage Corporation, a Delaware corporation (the "PURCHASER"), all of the Seller's right, title, and interest in, to, and under the mortgage loans listed on SCHEDULE 1 attached hereto, the mortgage notes evidencing or relating to such mortgage loans, all mortgages, trust deeds, title insurance policies, property insurance policies, chattel paper, loan guaranties, loan accounts, surveys, instruments, certificates, and other documents whatsoever evidencing or relating to such mortgage notes and mortgage loans, and all books, ledgers, books of account, records, writings, data bases, information, and computer software (and all documentation therefor or relating thereto, and all licenses relating to or covering such computer software and/or documentation), and all other property, rights, title, and interests whatsoever relating to, used, or useful in connection with, or evidencing, embodying, incorporating, or referring to, any of the foregoing (the "MORTGAGES"). The Seller warrants to the Purchaser that the Seller is the owner of the Mortgages, subject to no liens, claims, or encumbrances.

Dated:  _____________, 2003          Washington Mutual Mortgage Securities Corp.


                                     By: __________________________________
                                     Name: ________________________________
                                     Title: _______________________________

ACKNOWLEDGED ON __________ __, 2003

ABN AMRO Mortgage Corporation


By: __________________________________
  Name: ______________________________
  Title: _____________________________

STATE OF  ____________ )
                       )
COUNTY OF ____________ )


     I, ______________, a Notary Public in and for the said County and State, do hereby certify that ____________, personally known to me to be the same person whose name is subscribed to the foregoing instrument as _______________ of __________________, appeared before me this day in person and, being first sworn, acknowledged that he signed and delivered the said instrument as his own free and voluntary act, and as the free and voluntary act of said corporation as the ___________ of ____________, a ____________, for the uses and purposes therein set forth and that he was duly authorized to execute the said instrument by the __________________ of said _________________.

     Given under my hand and seal, this ____ day of ____________, 2003.


                                    __________________________________
                                    Notary Public

                                    My commission expires:____________

                                    EXHIBIT C
                                    ---------

                          FORM OF OFFICER'S CERTIFICATE
                          -----------------------------





Dated as of the Closing Date

JPMorgan Chase Bank, as Trustee
225 Franklin Street, Boston, MA 02110
Attention: Corporate Trust, ABN AMRO 2003-6.

RE:   ABN AMRO Mortgage Corporation
      Mortgage Pass-Through Certificates
      Series 2003-6

Ladies and Gentlemen:

All capitalized terms used but not defined herein shall have the meaning ascribed to them in the Pooling and Servicing Agreement, dated as of May 1, 2003, among ABN AMRO Mortgage Corporation, as depositor, JPMorgan Chase Bank, as trustee, Washington Mutual Mortgage Securities Corp. (WMMSC), as a seller and a servicer and ABN AMRO Mortgage Group, Inc., as a seller and a servicer.

This is to advise you that the persons listed on the attached Schedule A are Servicing Officers, as defined in Article I of such Pooling and Servicing Agreement, and are authorized to take all actions and sign all documents as indicated in the Pooling and Servicing Agreement. The signatures appearing opposite the respective names of such Servicing Officers are their genuine signatures. The list of Servicing Officers may be amended from time to time by delivery to you of a revised schedule.

                                      Very truly yours,

                                      WASHINGTON MUTUAL MORTGAGE SECURITIES
                                      CORP.


                                      By: _____________________________
                                      Name:    Thomas G. Lehmann
                                      Title:   First Vice President

                                   AMAC 2003-6
                        ASSISTANT SECRETARY'S CERTIFICATE

The undersigned, the duly elected Assistant Secretary of Washington Mutual Mortgage Securities Corp., a Delaware corporation (the Company), hereby certifies as follows.

     1. Attached hereto as EXHIBIT A is a true and correct copy of the Amended Certificate of Incorporation of the Company, which is in full force and effect on the date hereof.

     2. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     3. Attached hereto as EXHIBIT B is a true and correct copy of the By laws of the Company which are in full force and effect on the date hereof.

     4. To the best of my knowledge, no proceedings looking toward liquidation or dissolution of the Company are pending or contemplated.

     5. Attached hereto as EXHIBIT C are true and correct copies of resolutions adopted by the Board of Directors of the Company, relating to the authorization, execution and delivery of the Mortgage Loan Purchase Agreement, dated as of dated as of May 28, 2003, among ABN AMRO Mortgage Corporation, as depositor, JPMorgan Chase Bank, as trustee, and Washington Mutual Mortgage Securities Corp. (WMMSC), as a seller and a servicer (the Mortgage Loan Purchase Agreement and, together with the Purchase Agreement, the Agreements) and (iii) each other agreement executed and delivered by the Company relating to the above-referenced Series and the consummation of the transactions contemplated by the foregoing agreements. Said resolutions have not been amended, modified, annulled or revoked, and are in full force and effect as of the date hereof, and the instruments referred to in said resolutions were executed pursuant thereto and in compliance therewith.

     6. Attached hereto as EXHIBIT D is a true and correct copy of a Certificate of Good Standing issued as of a recent date by the Secretary of State of the State of Delaware with respect to the Company.

     7. Each person who, as an officer or representative of the Company, signed any of the Agreements or any other agreement or document delivered by the Company prior to or on the date hereof in connection with the transactions contemplated by the foregoing agreements was at the time of such signing and delivery and is as of the date hereof, duly elected or appointed, qualified and acting as such officer, and the signatures of such persons appearing on such documents are their genuine signatures.

     8. Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, I have signed my name as of the Closing Date.


                                                 By:____________________________
                                                 Name:    Thomas G. Lehmann
                                                 Title:   Secretary

                    [OPINION TO BE REVISED IN ACCORDANCE WITH

                    GENERAL COUNSEL'S FORM OF OPINION LETTER]

                                    EXHIBIT D
                                    ---------

                      [OPINION OF SELLER'S IN-HOUSE COUNSEL

                         PURSUANT TO SECTION 10(B)(IV)]
                                     -----------------

                        Mortgage Loan Purchase Agreement
                        --------------------------------

          Mortgage Loan Purchase Agreement (the "AGREEMENT"), dated as of May 28, 2003 between ABN AMRO Mortgage Group, Inc. (the "SELLER") and ABN AMRO Mortgage Corporation (the "PURCHASER").

          Subject to the terms and conditions of this Agreement, the Seller agrees to sell and the Purchaser agrees to purchase certain mortgage loans (the "MORTGAGE LOANS") as described herein and as identified on the Mortgage Loan Schedule defined in SECTION 2 hereof. The Mortgage Loans will be purchased on a servicing released basis.

          Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

SECTION 1. PURCHASE AND SALE OF THE MORTGAGE LOANS.

     (a) Pursuant to the terms hereof and upon satisfaction of the conditions set forth herein, the Seller agrees to sell and the Purchaser agrees to purchase, Mortgage Loans having the general characteristics set forth in this Agreement and specifically identified on the Mortgage Loan Schedule, for the Purchase Price set forth below in SECTION 3(A) hereof and having an aggregate principal balance on and as of the date of such Mortgage Loan Schedule (the "CUT-OFF DATE") of approximately $198,264,572 after deduction of principal payments due on or before the Cut-Off Date (which amount may vary plus or minus 5% thereof), or such other aggregate principal balance as agreed by the Purchaser and the Seller as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the Closing Date (as defined below).

     (b) Subject to mutual agreement between the Purchaser and the Seller, the closing for the purchase and sale of the Mortgage Loans shall take place on May 28, 2003 (the "CLOSING DATE") at the office of Purchaser's counsel in New York, New York or such other place as the parties shall agree.

SECTION 2. MORTGAGE LOAN SCHEDULE.

     Attached to this Agreement as Schedule 1 is a listing of the Mortgage Loans evidenced by promissory notes, mortgage notes or other evidence of indebtedness (the "MORTGAGE NOTES") evidencing the indebtedness of an obligor (the "MORTGAGOR") under the mortgages, deeds of trust or other instruments securing a Mortgage Loan (the "MORTGAGES") to be purchased by and delivered to the Purchaser on the Closing Date (as such may be amended prior to the Closing Date by mutual agreement of the parties) (the "MORTGAGE LOAN SCHEDULE"). The "Mortgage Loan Schedule" as of the Closing Date shall refer to the Mortgage Loan Schedule as delivered on the Cut-Off Date related to such Mortgage Loans to be purchased by or on behalf of the Purchaser pursuant to the terms of this Agreement. The Mortgage Loan Schedule shall contain as to each Mortgage Loan listed thereon, at a minimum, the Mortgage Loan information indicated on
SCHEDULE 2 hereto.

SECTION 3. PURCHASE PRICE.

     (a) In exchange for the Mortgage Loans, on the Closing Date, the Purchaser shall transfer to the Seller by wire transfer in immediately available funds the purchase price (the "Purchase Price") which is equal to * % multiplied by the principal balance thereof as of the Cut-Off Date plus any accrued and unpaid interest thereon from the Cut-Off Date to the Closing Date.

* Provided upon request by ABN AMRO Mortgage Corporation.

     (b) The Purchaser shall be entitled to all scheduled payments of principal and interest due with respect to the Mortgage Loans after the Cut-Off Date, and all other recoveries of principal and interest collected after the Cut-Off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-Off Date). The Seller shall be entitled to all scheduled payments of principal and interest due with respect to the Mortgage Loans on or before the Cut-Off Date, and all other recoveries of principal and interest collected on or before the Cut-Off Date (other than in respect of principal and interest on the Mortgage Loans due after the Cut-Off Date). The principal balance of each Mortgage Loan as of the Cut-Off Date is determined after deduction of payments of principal due on or before the Cut-Off Date whether or not collected. Therefore, payments of scheduled principal and interest prepaid for a date due following the Cut-Off Date shall not be deducted from the principal balance as of the Cut-Off Date but such prepaid amounts shall belong to and be promptly remitted to the Purchaser.

SECTION 4. EXAMINATION OF MORTGAGE FILES.

     Prior to the Closing Date, the Seller will have made files for each Mortgage Loan, that consist at least of the documents listed on SCHEDULE 3 attached hereto (with respect to each Mortgage Loan, a "Mortgage File", and collectively, the "MORTGAGE FILES"), available to the Purchaser or its agents, for examination at the Seller's offices or such other location as shall otherwise be agreed upon by the Purchaser and the Seller. The Purchaser may purchase all or part of the Mortgage Loans with or without conducting any partial or complete examination. The fact that the Purchaser or its agents have conducted or have failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser's rights under this Agreement, including, but not limited to, the rights to demand repurchase, substitution or other relief as provided in this Agreement.

SECTION 5. TRANSFER OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES.

     (a) On the Closing Date, subject to the satisfaction of the terms and conditions hereof, the Seller shall sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all right, title and interest of the Seller in and to the Mortgage Loans and all proceeds thereof, wherever located, including without limitation, all amounts in respect of principal and interest received or receivable with respect to Mortgage Loan payments due after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), together with the proceeds of any related mortgage insurance policies. Such transfer shall be made directly to the Purchaser in accordance with the letter delivered to the Seller by the Purchaser attached hereto as EXHIBIT A (the "INSTRUCTION LETTER"). The Seller's records will accurately reflect the sale of each Mortgage Loan to the Purchaser.

     (b) The ownership of each Mortgage Loan and the related Mortgage Note, the Mortgage and the contents of the related Mortgage File shall be, upon satisfaction of SUBSECTION 5(A) hereof, vested in the Purchaser and the ownership of all records and documents with respect to such Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be retained and maintained by the Seller at the will and for the benefit of the Purchaser in a custodial capacity only. The Seller shall deliver to the Purchaser or its agent in accordance with the instructions set forth in EXHIBIT A, simultaneously with the execution and delivery of this Agreement or prior to the Closing Date, all of the documents pertaining to each Mortgage Loan.

     (c) The transfer of the Mortgage Loans as described herein shall be absolute and is intended by the parties to be a sale. In the event that a court deems the conveyance set forth herein not to constitute a sale, the Seller shall have granted to the Purchaser and the Trustee (as defined in the Pooling and Servicing Agreement, dated as of May 1, 2003 (the "POOLING AND SERVICING AGREEMENT"), among the Purchaser, as depositor, ABN AMRO Mortgage Group, Inc., as a servicer, Washington Mutual Mortgage Securities Corp., as a servicer and JPMorgan Chase Bank, as trustee) a first priority security interest in the Mortgage Loans and in the proceeds thereof of any kind or nature whatsoever, and in the proceeds of any related insurance policies, subject to the satisfaction or waiver of the conditions set forth in SECTION 11 hereof, and shall take, or shall cause to have been taken, all steps necessary prior to the Closing Date to perfect such security interest in the Purchaser.

SECTION 6. BOOKS AND RECORDS.

     On the Closing Date, following the sale of the Mortgage Loans to the Purchaser, title to each Mortgage and the related Mortgage Note shall be transferred to the Purchaser or its assignee in accordance with this Agreement. All rights arising out of the Mortgage Loans after the Cut-Off Date including, but not limited to, any and all funds received on or in connection with a Mortgage Loan and due after the Cut-Off Date shall be received and held by the Seller in a custodial capacity for the benefit of the Purchaser or its assignee as the owner of the Mortgage Loans in accordance herewith and shall be delivered or caused to be delivered by the Seller to the Purchaser or its assignee on or immediately following the Closing Date. Any funds received by the Seller, the Purchaser or the Servicer (as defined in the Pooling and Servicing Agreement) after the Cut-Off Date but due prior to the Cut-Off Date shall remain the property of the Seller and shall be promptly remitted to the Seller.

SECTION 7. FURTHER ACTIONS; FINANCING STATEMENTS.

     (a) In furtherance of the provisions of SECTION 5(C) hereof, the Seller agrees to take or cause to be taken such further actions to execute, deliver and file or cause to be executed, delivered and filed, such further documents and instruments (including, without limitation, any UCC financing statements) as may be necessary, or as the Purchaser may reasonably request, in order to perfect and maintain the security interest created pursuant to said section and to otherwise fully effectuate the purposes, terms and conditions of this Agreement, and the Purchaser shall cooperate in any such action.

     (b) The Seller shall: (i) promptly execute, deliver, and file any financing statements, amendments, continuation statements, assignments, certificates and other documents with respect to such security interest as may be necessary to enable the Purchaser to perfect or to maintain the perfection of such security interest, each in form and substance satisfactory to the Purchaser; and the Seller hereby grants to the Purchaser, subject to the satisfaction or waiver of the conditions set forth in SECTION 11 hereof, the right, at the Purchaser's option, to file any or all such financing statements, amendments, continuation statements, assignments, certificates and other documents pursuant to the UCC and otherwise without its signature and hereby irrevocably appoints the Purchaser, subject to the satisfaction or waiver of the conditions set forth in
SECTION 11 hereof, as its attorney-in-fact to execute, deliver and file any such financing statements, amendments, continuation statements, assignments, certificates and other documents in the Seller's name and to perform all other acts which the Purchaser deems appropriate to perfect or to maintain the perfection of the security interest; and (ii) notify the Purchaser within five
(5) days after the occurrence of any of the following: (A) any change in the Seller's corporate name or any trade name; (B) any change in the Seller's location of its chief executive office or principal place of business; and (C) any merger or consolidation or other change in Seller's identity or material change in its corporate structure.

SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF SELLER.

     The Seller hereby represents and warrants to the Purchaser as of the Closing Date (or such other date as is specified in the related representation or warranty) as follows:

     (a) The Seller has been duly created and is validly existing as a corporation under the laws of the State of Delaware;

     (b) The execution and delivery of this Agreement by the Seller and its performance of and compliance with the terms of this Agreement will not violate the Seller's charter or by-laws or will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Seller is a party or by which the Seller or to which any of the property or assets of the Seller is subject;

     (c) This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, regardless of whether such enforcement is considered in a proceeding in equity or at law;

     (d) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or might have consequences that would affect its performance hereunder;

     (e) No litigation is pending or, to the best of the Seller's knowledge, threatened against the Seller which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

     (f) The Seller is an approved conventional seller/servicer for FNMA or FHLMC in good standing;

     (g) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement is not subject to the bulk transfer or any similar statutory provisions in effect in the State of Michigan;

     (h) With respect to each Mortgage Loan:

          (i) that the information set forth in the Mortgage Loan Schedule appearing as an exhibit to this Agreement is true and correct in all material respects at the date or dates respecting which such information is furnished as specified therein;

          (ii) the Seller is the sole owner and holder of each Mortgage Loan free and clear of all liens, pledges, charges or security interests of any nature and has full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same;

          (iii) no payment of principal of or interest on or in respect of any Mortgage Loan is 30 days or more past due from the Due Date of such payment;

          (iv) to the best of the Seller's knowledge, as of the date of the transfer of the Mortgage Loans to the Purchaser, there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage;

          (v) there is no proceeding pending, or to the best of the Seller's knowledge, threatened for the total or partial condemnation of any of the real property, together with any improvements thereto, securing the indebtedness of the Mortgagor under the related Mortgage Loan (the "MORTGAGED PROPERTY") and the Mortgaged Property is free of material damage and is in good repair and neither the Mortgaged Property nor any improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

          (vi) that each Mortgage Loan complies in all material respects with applicable state or federal laws, regulations and other requirements, pertaining to usury, equal credit opportunity and disclosure laws, and each Mortgage Loan was not usurious at the time of origination;

          (vii) to the best of the Seller's knowledge, all insurance premiums previously due and owing with respect to each Mortgaged Property have been paid and all taxes and governmental assessments previously due and owing, and which may become a lien against the Mortgaged Property, with respect to the Mortgaged Property have been paid;

          (viii) that each Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage; and each Mortgage Note and Mortgage have been duly and properly executed by the Mortgagor;

          (ix) that each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note, and that each Mortgage Loan is covered by an ALTA mortgagee title insurance policy or other form of policy or insurance generally acceptable to FNMA or FHLMC, issued by, and is a valid and binding obligation of, a title insurer acceptable to FNMA or FHLMC insuring the originator, its successor and assigns, as to the lien of the Mortgage in the original principal amount of the Mortgage Loan subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan and (c) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage;

          (x) neither the Seller nor any prior holder of any Mortgage has, except as the Mortgage File may reflect, modified the Mortgage in any material respect; satisfied, cancelled or subordinated such Mortgage in whole or in part; released such Mortgaged Property in whole or in part from the lien of the Mortgage; or executed any instrument of release, cancellation, modification or satisfaction;

          (xi) that each Mortgaged Property consists of a fee simple estate or condominium form of ownership in real property;

          (xii) the condominium projects that include the condominiums that are the subject of any condominium loan are generally acceptable to FNMA or FHLMC;

          (xiii) no foreclosure action is threatened or has been commenced (except for the filing of any notice of default) with respect to the Mortgage Loan; and except for payment delinquencies not in excess of 30 days, to the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Seller has not waived any default, breach, violation or event of acceleration;

          (xiv) that each Mortgage Loan was originated on FNMA or FHLMC uniform instruments for the state in which the Mortgaged Property is located;

          (xv) that based upon a representation by each Mortgagor at the time of origination or assumption of the applicable Mortgage Loan, approximately 95.52% of the Mortgage Loans measured by principal balance were to be secured by owner-occupied residences and approximately 4.48% of the Mortgage Loans measured by principal balance were secured by owner-occupied second home residences;

          (xvi) that an appraisal of each Mortgaged Property was conducted at the time of origination of the related Mortgage Loan, and that each such appraisal was conducted in accordance with FNMA or FHLMC criteria, on FNMA or FHLMC forms and comparables on at least three properties were obtained;

          (xvii) that no Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 95%;

          (xviii) the Mortgage Loans were not selected in a manner to adversely affect the interests of the Purchaser and the Seller knows of no conditions which reasonably would cause it to expect any Mortgage Loan to become delinquent or otherwise lose value;

          (xix) each Mortgage Loan was either (A) originated directly by or closed in the name of either: (i) a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority or (ii) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or (B) originated or underwritten by an entity employing underwriting standards consistent with the underwriting standards of an institution as described in subclause (A)(i) or (A)(ii) above;

          (xx) each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G of the Internal Revenue Code of 1986, without regard to ss.1.860 G-2(f) of the REMIC provisions or any similar rule;

          (xxi) each Mortgage Loan that has a Loan-to-Value Ratio at origination in excess of 80% is covered by a primary mortgage insurance policy; and

          (xxii) that no Mortgage Loan permits negative amortization or the deferral of accrued interest.

          It is understood and agreed that the representations and warranties set forth in this SECTION 8 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note (or lost note affidavit and indemnity) or assignment of Mortgage or the examination of any Mortgage File.

          Upon discovery by either the Seller, the Purchaser or its designees of a breach of any of the foregoing representations or warranties of the Seller which materially and adversely affects (1) the value of any of the Mortgage Loans actually delivered or (2) the interests of the Purchaser therein, the party discovering such breach shall give prompt written notice to the other. Within 90 (ninety) days of its discovery or its receipt of notice of any such breach of a representation or warranty, the Seller shall, with respect to the Mortgage Loan(s) to which such breach relates, either (i) cure such breach in all material respects (except for a breach of that portion of the representation and warranty relating to any casualty from the presence of hazardous waste or hazardous substances), (ii) repurchase such Mortgage Loan or Mortgage Loans (or any property acquired in respect thereof) from the Purchaser at the Purchase Price, as adjusted for the then current principal balance or (iii) within the 90 (ninety)-day period following the Closing Date substitute another mortgage loan for such Mortgage Loan. Such substitute mortgage loan shall on the date of substitution, (a) have a principal balance not in excess of the principal balance of the defective Mortgage Loan, (b) be accruing interest at a rate of interest at least equal to that of the defective Mortgage Loan, (c) have a remaining term to stated maturity not greater than, and not more than two years less than, that of the Mortgage Loan so substituted, (d) have an original loan-to-value ratio not higher than that of the Mortgage Loan so substituted and a current loan-to-value ratio not higher than that of the Mortgage Loan so substituted, and (e) comply with all the representations and warranties relating to Mortgage Loans set forth herein, as of the date of substitution (such mortgage loan being referred to herein as a "QUALIFYING SUBSTITUTE MORTGAGE LOAN"). Except as set forth in SECTION 12 hereof, it is understood and agreed that the obligations of the Seller set forth in this SECTION 8 to cure, substitute for or repurchase a defective Mortgage Loan constitute the sole remedies of the Purchaser respecting a breach of the foregoing representations and warranties.

          The Purchaser, upon receipt by it of the full amount of the Purchase Price as adjusted for the then current principal balance for a Mortgage Loan that is repurchased, or upon receipt of the Mortgage File for a Qualifying Substitute Mortgage Loan for a Mortgage Loan that is substituted or repurchased, shall release or cause to be released and reassign to the Seller the related Mortgage File for the Mortgage Loan that is substituted and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation, or warranty, as shall be necessary to vest in the Seller or its designee or assignee title to any such substituted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the Seller at its expense and shall be reasonably acceptable to the Purchaser, and the Purchaser shall have no further responsibility with respect to the Mortgage File relating to such Mortgage Loan that is substituted.

          Any cause of action against the Seller or relating to or arising out of the breach of any representations and warranties made in this SECTION 8 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach, repurchase such Mortgage Loan or substitute a Qualifying Substitute Mortgage Loan as specified above, and
     (iii) demand upon the Seller by the Purchaser for all amounts payable in respect of such Mortgage Loan.

SECTION 9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF PURCHASER.

     The Purchaser hereby represents and warrants to the Seller, as of the date hereof (or such other date as is specified in the related representation or warranty) as follows:

     (a) The Purchaser is a corporation duly formed and validly existing under the laws of the State of Delaware;

     (b) The execution and delivery of this Agreement by the Purchaser and its performance of and compliance with the terms of this Agreement will not violate the Purchaser's corporate charter or by-laws or will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Purchaser is a party or by which the Purchaser or to which any property or assets of the Purchaser is subject;

     (c) This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, regardless of whether such enforcement is considered in a proceeding in equity or at law;

     (d) The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which the Purchaser default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would affect its performance hereunder; and

     (e) No litigation is pending or, to the best of the Purchaser's knowledge, threatened against the Purchaser which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

SECTION 10. PURCHASER'S CONDITIONS TO CLOSING.

     The obligations of the Purchaser under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

     (a) The obligations of the Seller required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the date hereof and as of the Closing Date, and no event shall have occurred which, with notice or the passage of time, or both, would constitute a default under this Agreement, and the Purchaser shall have received a certificate to that effect signed by an Authorized Officer (as defined below) of the Seller.

     (b) The Purchaser or the Purchaser's document custodian shall have received, or the Purchaser's attorney shall have received in escrow, all of the following closing documents, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser, as required pursuant to the respective terms thereof:

          (i) An assignment or assignments of the Mortgage Loans to the Purchaser substantially in the form attached hereto as EXHIBIT B with such changes as are required to adapt the assignment to the proper form in the jurisdiction where the related Mortgage Property is located, and each original Mortgage Note (or lost note affidavit and indemnity), duly endorsed originally or by facsimile, without recourse, to the Purchaser, in each case in accordance with the instructions set forth in EXHIBIT A attached hereto, which assignment or assignments and Mortgage Note (or lost note affidavit and indemnity) shall be delivered to and held by the Purchaser or its agent on behalf of the Purchaser;

          (ii) The Mortgage Loan Schedule prepared by Purchaser dated as of the related Closing Date and attached hereto;

          (iii) A certificate signed by an officer, which officer may be either a senior vice president, a vice president, an assistant vice president or assistant secretary (an "AUTHORIZED OFFICER"), dated as of the Closing Date, substantially in the form attached hereto as EXHIBIT C, to the parties hereto, and attached thereto copies of the charter and by-laws and a Good Standing Certificate or a memorandum setting forth the verbal assurances from the appropriate regulatory authorities with respect to the Seller will be immediately forthcoming; and

          (iv) An opinion of Seller's counsel in substantially the form attached hereto as EXHIBIT D.

          (v) A security release certification, in a form acceptable to the Purchaser, executed by the appropriate mortgagee or secured party, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person.

     (c) The Seller will furnish to the Purchaser such other certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its attorney may reasonably request.

SECTION 11. SELLER'S CONDITIONS TO CLOSING.

     The obligations of the Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

     (a) The obligations of the Purchaser required to be performed by it on or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Purchaser under this Agreement shall be true and correct as of the date hereof and as of the Closing Date, and no event shall have occurred which, with notice or the passage of time, or both, would constitute a default under this Agreement, and the Seller shall have received a certificate to that effect signed by an Authorized Officer of the Purchaser;

     (b) The Seller shall have received, or the Seller's attorney shall have received in escrow, a certificate signed by an Authorized Officer of the Purchaser dated as of the Closing Date, in the form acceptable to the parties hereto, and attached thereto the resolutions of the Purchaser authorizing the transactions contemplated by this Agreement, together with copies of the Articles of Association and by-laws as of a recent date with respect to the Purchaser; and

     (c) The Purchaser will furnish to the Seller such other certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller and its attorney may reasonably request.

SECTION 12. INDEMNIFICATION.

     (a) The Seller agrees to indemnify and hold harmless the Purchaser against any and all losses, claims, expenses, damages or liabilities to which Purchaser may become subject, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any representation or warranty made by the Seller in SECTION 8(A)(I) THROUGH SECTION 8(A)(VII) hereof on which Purchaser has relied, being, or alleged to be, materially untrue or incorrect. This indemnity will be in addition to any liability which the Seller may otherwise have.

     (b) The Purchaser agrees to indemnify and hold harmless the Seller solely in its capacity as seller of the Mortgage Loans against any and all losses, claims, expenses, damages or liabilities to which the Seller may become subject, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any representation or warranty made by the Purchaser in SECTION 9 hereof on which the Seller has relied, being, or alleged to be, materially untrue or incorrect (notwithstanding the Purchaser's lack of knowledge with respect to the substance of any representation or warranty to which SECTION 9 applies which is made to the best of the Purchaser's knowledge). This indemnity will be in addition to any liability which the Purchaser may otherwise have.

     (c) Promptly after receipt by either the Purchasers or the Seller of notice of the commencement of any action or proceeding in any way relating to or arising from this Agreement, such party will notify the other party of the commencement thereof; but the omission so to notify the party from whom indemnification is sought (the "Indemnifying Party") will not relieve the Indemnifying Party from any liability which it may have to the party seeking indemnification (the "Indemnified Party") except to the extent that the Indemnifying Party is adversely affected by the lack of notice. In case any such action is brought against the Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate in the defense (with the consent of the Indemnified Party which shall not be unreasonably withheld) of such action at the Indemnifying Party's expense.

SECTION 13. NOTICES.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party. Notices to the Seller shall be directed to InterFirst, 777 East Eisenhower Parkway, Ann Arbor, Michigan 48108, Attention: Steve Kapp - Vice President with a copy to ABN AMRO Mortgage Group, Inc., 2600 West Big Beaver Road, Troy, Michigan 48084, Attention: Thomas E. Reiss - Assistant Secretary; and notices to the Purchaser shall be directed to ABN AMRO Mortgage Corporation, 135 South LaSalle Street, Suite 925, Chicago,

Illinois 60603, Attention: Maria Fregosi - First Vice President - ABN AMRO Mortgage Operations, with a copy to ABN AMRO North America, Inc. 135 South LaSalle Street, Chicago, Illinois 60603, Attention: Marlene Ellis - Associate General Counsel; or such other addresses as may hereafter be furnished to the other party by like notice.

SECTION 14. TERMINATION.

     This Agreement may be terminated (a) by the mutual consent of the parties hereto, or (b) by the Purchaser if the conditions to the Purchaser's obligations to closing set forth under SECTION 10 hereof are not fulfilled as and when required to be fulfilled or (c) by the Seller if the Purchaser's obligations under SECTION 11 hereof are not fulfilled as and when required. In the event of a termination pursuant to SECTION 14(B), the Seller agrees that it will pay the out-of-pocket fees and expenses of the Purchaser in connection with the transactions contemplated by this Agreement and in the event of a termination pursuant to SECTION 14(C), the Purchaser agrees that it will pay the out-of-pocket fees and expenses of the Seller in connection with the transactions contemplated by this Agreement.

SECTION 15. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

     All representations, warranties and agreements contained in this Agreement, or in certificates of officers of the Seller and the Purchaser submitted pursuant hereto, shall remain operative and in full force and effect and shall survive transfer and sale of the Mortgage Loans to the Purchaser.

SECTION 16. SEVERABILITY.

     If any provision of this Agreement shall be prohibited or invalid under applicable law, the Agreement shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

SECTION 17. COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which shall be an original, but both of which together shall constitute one and the same agreement.

SECTION 18. GOVERNING LAW.

     This Agreement shall be deemed to have been made in the State of New York and shall be interpreted in accordance with the laws of such state without regard to the principles of conflicts of law of such state.

SECTION 19. FURTHER ASSURANCES.

     The Seller and the Purchaser agree to execute and deliver such instruments and take such actions as the other party may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

SECTION 20. SUCCESSORS AND ASSIGNS.

     This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Seller and the Purchaser and their permitted successors and assigns. The Seller acknowledges and agrees that the Purchaser may assign its rights under this Agreement. Any person into which the Seller may be merged or consolidated (or any person resulting from any merger or consolidation involving the Seller), or any person succeeding to the business of the Seller shall be considered the "successor" of the Seller hereunder. Except as provided in the two preceding sentences, this Agreement cannot be assigned, pledged or hypothecated by any party hereto without the written consent of the other party to this Agreement. Notwithstanding anything to the contrary in this SECTION 20, the parties hereto agree that the Purchaser has the right to assign its rights and interest in, to and under SECTION 8 hereof.

SECTION 21. AMENDMENTS.

     No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by a duly authorized officer of the party against whom such waiver or modification is sought to be enforced.

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                            ABN AMRO Mortgage Group, Inc.,
                                            as Seller


                                            By:      /s/ Joseph E. Krul
                                                   -----------------------------
                                            Name:    Joseph E. Krul
                                            Title:   Executive Vice President








                                          AAMGI MORTGAGE LOAN PURCHASE AGREEMENT

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                                            ABN AMRO Mortgage Corporation,
                                            as Purchaser


                                            By:     /s/ Daniel J. Fischer
                                                   -----------------------------
                                            Name:    Daniel J. Fischer
                                            Title:   Vice President











                                          AAMGI MORTGAGE LOAN PURCHASE AGREEMENT

                                   SCHEDULE 1

                             MORTGAGE LOAN SCHEDULE
                             ----------------------
                             (Provided upon request)

                                   SCHEDULE 2

                       MORTGAGE LOAN SCHEDULE INFORMATION
                       ----------------------------------

     Each Mortgage Loan shall be identified by at least the following details, among others, relating to each Mortgage Loan:

     (i)    the loan number of the Mortgage Loan and name of the related
            Mortgagor;

     (ii) the street address of the Mortgaged Property including city, state and zip code;

     (iii)  the mortgage interest rate as of the Cut-Off Date;

     (iv)   the original term and maturity date of the related Mortgage Note;

     (v)    the original principal balance;

     (vi)   the first payment date;

     (vii)  the monthly payment in effect as of the Cut-Off Date;

     (viii) the date of the last paid installment of interest;

     (ix) the unpaid principal balance as of the close of business on the Cut-Off Date;

     (x)    the loan-to-value ratio at origination;

     (xi)   the type of property;

     (xii) whether a primary mortgage insurance policy is in effect as of the Cut-Off Date;

     (xiii) the nature of occupancy at origination;

     (xiv)  the servicing fee;

     (xv)   the county in which the Mortgaged Property is located, if available;
            and

     (xvi)  the closing date.

                                   SCHEDULE 3

                            MORTGAGE FILE INFORMATION


     Each Mortgage File shall include at least the following documents, among others, with respect to each Mortgage Loan transferred and assigned from the Seller to the Purchaser, or its agent:

     (i) the original Mortgage Note (or, if the original Mortgage Note has been lost or destroyed, a lost note affidavit and indemnity) bearing all intervening endorsements endorsed, "Pay to the order of JPMorgan Chase Bank for the benefit of the Certificateholders of ABN AMRO Mortgage Corporation Series 2003-6 Attn: Corporate Trust Department, 600 Travis Street, Houston, TX 77002, without recourse" and signed in the name of the mortgagee at the request of the Seller by an Authorized Officer showing an unbroken chain of title from the originator thereof to the person endorsing;

     (ii) (a) the original Mortgage with evidence of recording thereon, and if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the recorder's office, with evidence of recording thereon, or certified by a title insurance company or escrow company to be a true copy thereof; PROVIDED, that if such original Mortgage or power of attorney cannot be delivered with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Purchaser (with a copy to the Trustee (as defined in the Pooling and Servicing Agreement)) a true and correct copy of such Mortgage, together with
            (1) in the case of a delay caused by the public recording office, a certificate signed by an Authorized Officer of the Seller stating that such original Mortgage has been dispatched to the appropriate public recording official for recordation or (2) in the case of an original Mortgage that has been lost, a certificate by the appropriate county recording office where such Mortgage is recorded or from a title insurance company or escrow company indicating that such original was lost and the copy of the original mortgage is a true and correct copy;

            (b) the original assignment to "JPMorgan Chase Bank, as Trustee," which assignment shall be in form and substance acceptable for recording, or a copy certified by the Seller as a true and correct copy of the original assignment which has been sent for recordation. Subject to the foregoing, such assignments may, if permitted by law, be by blanket assignments for Mortgage Loans covering Mortgaged Properties situated within the same county. If the assignment is in blanket form, a copy of the assignment shall be included in the related individual Mortgage File;

     (iii) the originals of any and all instruments that modify the terms and conditions of the Mortgage Note, including but not limited to modification, consolidation, extension and assumption agreements including any adjustable rate mortgage
            (ARM) rider, if any;

     (iv) the originals of all required intervening assignments, if any, with evidence of recording thereon, and if such assignment was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the recorder's office, with evidence of recording thereon, or certified by a title insurance company or escrow company to be a true copy thereof; PROVIDED, that if such original assignment or power of attorney cannot be delivered with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such original assignment has been delivered for recordation or because such original assignment has been lost, the Seller shall deliver or cause to be delivered to the Purchaser (with a copy to the Trustee (as defined in the Pooling and Servicing Agreement)) a true and correct copy of such assignment, together with (a) in the case of a delay caused by the public recording office, a certificate signed by an Authorized Officer of the Seller stating that such original assignment has been dispatched to the appropriate public recording official for recordation or (b) in the case of an original assignment that has been lost, a certificate by the appropriate county recording office where such assignment is recorded or from a title insurance company or escrow company indicating that such original was lost and the copy of the original assignment is a true and correct copy;

     (v) the original mortgagee policy of title insurance (including, if applicable, the endorsement relating to the negative amortization of the Mortgage Loans) or in the event such original title policy is unavailable, any one of an original title binder, an original preliminary title report or an original title commitment or a copy thereof certified by the title company with the original policy of title insurance to follow within 180 days of the Closing Date;

                                    EXHIBIT A
                                    ---------

                               INSTRUCTION LETTER

                          ABN AMRO Mortgage Corporation
                       135 South LaSalle Street, Suite 925
                             Chicago, Illinois 60603


                                                               ________ __, 2003


ABN AMRO Mortgage Group, Inc.
2600 West Big Beaver Road
Troy, Michigan 48084

Dear Ladies and Gentlemen:

     Pursuant to the Mortgage Loan Purchase Agreement dated as of May 28, 2003 (the "PURCHASE AGREEMENT") between you and us, we have agreed to purchase from you certain Mortgage Loans. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

     In order to facilitate these transactions, and for the purpose of convenience only, we hereby authorize and direct you to:

Action
Due Date
1.   Endorse mortgage notes (or lost note          one week prior to funding
     affidavits and indemnities) to:
     "Pay to the order of
     JPMorgan Chase Bank
     for the benefit of the Certificateholders of ABN AMRO Mortgage Corporation
     Series 2003-6, Attn: Corporate Trust
     Department, 600 Travis Street,
     Houston, TX 77002,
     without recourse"





2.   Assign mortgages to be recorded               one week prior to funding
     to JPMorgan Chase Bank
     for the benefit of the Certificateholders of ABN AMRO Mortgage Corporation
     Series 2003-6:

3.   Deliver to the Purchaser or its agent all     two business days after
     Mortgage Loan documents pertaining to         funding
     each loan

4.   Deliver to the Purchaser's servicer all       one week prior to Servicing
     Mortgage Loan servicing documents             transfer date
     pertaining to each loan

5.   Provide lost mortgage note affidavits,        one week prior to funding
     certified copies of all missing mortgages, and certified recorded copies of missing intervening assignments


6.   Mortgage Loan Schedule generated by           one day prior to funding
     Purchaser and agreed to by Seller


                                           Sincerely,

                                           ABN AMRO Mortgage Corporation


                                           By:
                                           Name:
                                           Title:

                                    EXHIBIT B
                                    ---------


                               FORM OF ASSIGNMENT
                               ------------------


     ABN AMRO Mortgage Group, Inc., a Delaware corporation (the "SELLER"), in exchange for $_______________ in hand paid and other good and valuable consideration, hereby grants, bargains, sells, assigns, transfers, conveys, and sets over to ABN AMRO Mortgage Corporation, a Delaware corporation (the "PURCHASER"), all of the Seller's right, title, and interest in, to, and under the mortgage loans listed on SCHEDULE 1 attached hereto, the mortgage notes evidencing or relating to such mortgage loans, all mortgages, trust deeds, title insurance policies, property insurance policies, chattel paper, loan guaranties, loan accounts, surveys, instruments, certificates, and other documents whatsoever evidencing or relating to such mortgage notes and mortgage loans, and all books, ledgers, books of account, records, writings, data bases, information, and computer software (and all documentation therefor or relating thereto, and all licenses relating to or covering such computer software and/or documentation), and all other property, rights, title, and interests whatsoever relating to, used, or useful in connection with, or evidencing, embodying, incorporating, or referring to, any of the foregoing (the "MORTGAGES"). The Seller warrants to the Purchaser that the Seller is the owner of the Mortgages, subject to no liens, claims, or encumbrances.

Dated:  _____________, 2003                 ABN AMRO Mortgage Group, Inc.


                                            By: ______________________________
                                             Name: ___________________________
                                             Title: __________________________

ACKNOWLEDGED ON __________ __, 2003

ABN AMRO Mortgage Corporation


By: ______________________________
 Name: ___________________________
 Title: __________________________

STATE OF      ____________    )
                              )
COUNTY OF     ____________    )


     I, ______________, a Notary Public in and for the said County and State, do hereby certify that ____________, personally known to me to be the same person whose name is subscribed to the foregoing instrument as _______________ of __________________, appeared before me this day in person and, being first sworn, acknowledged that he signed and delivered the said instrument as his own free and voluntary act, and as the free and voluntary act of said corporation as the ___________ of ____________, a ____________, for the uses and purposes therein set forth and that he was duly authorized to execute the said instrument by the __________________ of said _________________.

     Given under my hand and seal, this ____ day of ____________, 2003.


                                          __________________________________
                                          Notary Public

                                          My commission expires:____________

                                    EXHIBIT C
                                    ---------

                          FORM OF OFFICER'S CERTIFICATE
                          -----------------------------

                          ABN AMRO Mortgage Group, Inc.

     I, Joseph E. Krul, do hereby certify pursuant to SECTION 10(A) and (B)(III) of the Purchase Agreement (as hereinafter defined) that I am the duly elected Executive Vice President of ABN AMRO Mortgage Group, Inc. ("AAMGI" ), a Delaware corporation, and further certify as follows:

     1. Attached hereto as EXHIBIT "A" is a true and correct copy of the articles of incorporation of AAMGI. There has been no amendment or other document filed affecting the charter as of the date of this certification of AAMGI, and no such amendment has been authorized.

     2. Attached hereto as EXHIBIT "B" is a true and correct copy of the by-laws of AAMGI as in full force and effect as of the date of this certification.

     3. No proceedings looking toward merger, consolidation, liquidation, or dissolution of AAMGI are pending or contemplated.

     4. Each person who, as an officer or representative of AAMGI, signed, or will sign (a) the Purchase Agreement, and (b) any other document delivered pursuant thereto or on the date hereof in connection with the Mortgage Loan Purchase Agreement, dated as of May 28, 2003 between AAMGI, as seller, and ABN AMRO Mortgage Corporation, as Purchaser (the "PURCHASE AGREEMENT") was, at the respective times of such signing and delivery, and is as of the date hereof duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

     5. Attached hereto as EXHIBIT "C" is a true, complete and correct copy of the Resolutions of AAMGI's Board of Directors, which were duly adopted as of _____ __, ____, and such Resolutions have not been amended, altered or repealed, and remain in full force and effect without modification on the date hereof.

     6. Attached hereto as EXHIBIT "D" is a Good Standing Certificate issued by the Office of the Secretary of State of Delaware as of __________, ____. A current Good Standing Certificate has been requested from the Office of the Secretary of State of _________ and will be supplied when it is received.

     7. AAMGI has performed all obligations and satisfied all conditions on its part to be performed or satisfied under the Purchase Agreement on or prior to the Closing Date and all of the representations and warranties of the Seller under the Purchase Agreement are true and correct as of the date hereof and as of the Closing Date, and no event has occurred which, with notice or passage of time, or both, would constitute a default under the Purchase Agreement.

All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

IN WITNESS WHEREOF, I have hereunto signed my name.

Date:    __________ __, ____

                                        ABN AMRO Mortgage Group, Inc.



                                        By: ____________________________
                                        Name:
                                        Title:

     I, Thomas E. Reiss, Assistant Secretary of ABN AMRO Mortgage Group, Inc., a Delaware corporation, hereby certify that Joseph E. Krul is the duly elected, qualified and acting Executive Vice President of ABN AMRO Mortgage Group, Inc. and that the signature appearing on the preceding page is his/her genuine signature. IN WITNESS WHEREOF, I have hereunto signed my name. Date: __________ __, ____

                                          ABN AMRO Mortgage Group, Inc.



                                          By:
                                          Name:
                                          Title:

                    [OPINION TO BE REVISED IN ACCORDANCE WITH
                    GENERAL COUNSEL'S FORM OF OPINION LETTER]


                                    EXHIBIT D
                                    ---------

                      [OPINION OF SELLER'S IN-HOUSE COUNSEL
                         PURSUANT TO SECTION 10(B)(IV)]
                                     -----------------


                                                __________ __, 2003



ABN AMRO Mortgage Corporation
135 South LaSalle Street, Suite 925
Chicago, Illinois 60603

     Re: ABN AMRO Mortgage Corporation Purchase of Mortgage Loans
         --------------------------------------------------------

Ladies and Gentlemen:

     As _______________ to ABN AMRO Mortgage Group, Inc., a Delaware Corporation ("SELLER"), I and attorneys working under my supervision have acted as counsel to Seller in connection with the sale of Mortgage Loans by Seller to ABN AMRO Mortgage Corporation (the "PURCHASER") pursuant to a Mortgage Loan Purchase Agreement, dated as of May 28, 2003 (the "PURCHASE AGREEMENT"), between the Purchaser and Seller. This opinion is being delivered to the Purchaser pursuant to SECTION 10(B)(IV) of the Purchase Agreement. All capitalized terms not otherwise defined herein have the meanings given them in the Purchase Agreement.

     In rendering the opinions set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the charter and by-laws of Seller, the Purchase Agreement and such corporate records, agreements or other instruments of Seller, and such certificates, records and other documents, agreements and instruments, including, among other things, certain documents delivered on the Closing Date, as we have deemed necessary and proper as the basis for our opinions. In connection with such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity to executed original documents of all documents submitted to us in draft and the accuracy of the matters set forth in the documents we reviewed. We have also assumed that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto. As to any facts material to such opinions that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives

ABN AMRO Mortgage Corporation
__________ __, 200_
Page 2



of Seller as we have deemed necessary and proper as the basis for our opinions, including, among other things, the representations and warranties of Seller in the Purchase Agreement.

     Based upon the foregoing, I am of the opinion that:

     1. Seller is a ______________, duly organized, validly existing and in good standing under the laws of _____________ and either is not required to be qualified to do business under the laws of any states where such qualification is necessary to transact the business contemplated by the Purchase Agreement, or is qualified to do business under the laws of any states where such qualification is necessary to transact the business contemplated by the Purchase Agreement, and Seller is duly authorized and has full corporate power and authority to transact the business contemplated by the Purchase Agreement.

     2. The Purchase Agreement has been duly authorized, executed and delivered by Seller and is a legal, valid and binding obligation of and is enforceable against Seller in accordance with its terms, except that the enforceability thereof may be subject to (A) bankruptcy, insolvency, receivership, conservatorship, reorganization, moratorium or other laws, now or hereafter in effect, relating to creditors' rights generally, (B) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (C) limitations of public policy under applicable securities laws as to rights of indemnity and contribution under the Purchase Agreement.

     3. No consent, approval, authorization or order of any court or supervisory, regulatory, administrative or governmental agency or body is required for the execution, delivery and performance by Seller of or compliance by Seller with the Purchase Agreement, the sale of the Mortgage Loans or the consummation of the transactions contemplated by the Purchase Agreement.

     4. Neither the execution and delivery by Seller of the Purchase Agreement, nor the consummation by Seller of the transactions contemplated therein, nor the compliance by Seller with the provisions thereof, will conflict with or result in a breach of any of the terms, conditions or provisions of Seller's charter or by-laws or board or shareholder's resolutions, or any agreement or instrument to which Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject, which, in any of the above cases, would materially and adversely affect Seller's ability to perform its obligations under the Purchase Agreement.

     5. There is no action, suit, proceeding or investigation pending, or, to the best of my knowledge, threatened against Seller which, either in any one instance or in the aggregate, would draw into question the validity of the Purchase Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of Seller contemplated therein, or which

ABN AMRO Mortgage Corporation
__________ __, 200_
Page 3


would be likely to materially impair the ability of Seller to perform under the terms of the Purchase Agreement.

     The Opinions expressed herein are limited to matters of federal and Michigan law and do not purport to cover any matters as to which laws of any other jurisdiction are applicable. Except as expressly provided herein, this opinion is being furnished to you solely for your benefit in connection with the purchase of the Mortgage Loans, and it is not to be used, circulated, quoted or otherwise referred to for any purpose without my express written consent.

                                         Sincerely,

                                         ABN AMRO Mortgage Group, Inc.


                                         By:__________________________
                                         Title: